QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, filed pursuant to Rule 462 (b) under the Securities Act of 1933, of our report dated January 19, 2001 relating to the consolidated financial statements of Advent Software, Inc., which appears in the Registration Statement on Form S-3 (File No. 333-66120), as amended. We also consent to the incorporation by reference of our report dated January 19, 2001 relating to the financial statement schedule, which appears in Advent Software's Annual Report on Form 10-K for the year ended December 31, 2000 and is incorporated by reference in the Registration Statement on Form S-3 (File No. 333-66120). We also consent to the references to us under the headings "Experts" and "Selected Financial Data", which appear in the Registration Statement on Form S-3 (File No. 333-66120), as amended, which is incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
August 15, 2001

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS